NOTE


*U.S.  $15,000,000                           December 16, 1992
                                             New York, New York


     FOR VALUE RECEIVED, THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of the THE FUJI BANK, LIMITED (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. THE Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.

     All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at the office of the Bank located at Two World Trade Center, New York, New York 10048.

     All Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is the Note referred to in the Credit Agreement dated as of December 11, 1992, between the Borrower and the Bank (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Referee is made to the credit agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.

                                   By:  ALAN M. FORSTER
                                        ALAN M. FORSTER
                                        VICE PRESIDENT &
                                        TREASURER

* The commitment of the Bank reflected on the top left corner of this Note has been increased to $20,000,000 pursuant to an Amendment dated as of October 1, 1997 to the Credit
     Agreement referred to in this Note.

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